SEWELL AND COMPANY, PA
Certified Public Accountants




March 27, 2001



Ofice of the Chief Accountant
SECPS Letter File
Mail Stop 1103 Securities and Exchange Commission 450 5th Street, N.W. Washington, DC 20549

This is to confirm that the client-auditor relationship between Pan-International Holdings, Inc. (Commission File No. 000-128587) and Sewell and Company, PA has ceased, and that during the past two fiscal years and until the date our relationship with Pan-International Holdings, Inc. ceased, there were no material disagreements with Pan-International Holdings, Inc. on any matter of accounting principles or practices, financial disclosure, or auditing scope of procedures.

We have read Item 4 of the Current Report on Form 8-K/A dated March 27, 2001 of Pan-International Holdings, Inc., and we agree with the statements contained therein with respect to us.

Very truly yours,

/s/ Thomas E. Sewell
Thomas E. Sewell, CPA
SEWELL AND COMPANY, PA

CC:      Mr. Kent Lovelace, Jr.
         President
         Pan-International Holdings, Inc.
         P.O. Box 1347
         Gulfport, MS 39502

         Gillis & Slogar, L.L.P.
         Attorneys at Law
         Wells Fargo Bank Plaza
         1000 Louisiana, Suite 6905
         Houston, TX 77002